Registration No. 000-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVERSINET CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, Canada M2J 5C2 (Address of Principal Executive Offices) (Zip Code)

Diversinet Corp. Amended and Restated Stock Option Plan

(Full title of the plan)

David Hackett

2225 Sheppard Avenue East, Suite 1801,

Toronto, Ontario, Canada M2J 5C2

(Name and address of agent for service)

(416) 756-2324

 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	1,003,750	$0.59	$594,220	$63.58

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 1.

Incorporation of Documents by Reference.

The following documents, or portions thereof, filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-103356), filed with the Commission on February 20, 2003.

2.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on April 4, 2000.

3.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on October 31, 2000.

4.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-114674), filed with the Commission on April 21, 2004.

5.

The Company’s Registration Statement on Form S-8 (Reg. No. 333-125085), filed with the Commission on May 20, 2005.

6.

The Company’s Post-Effective Amendment No. 1 to the October 31, 2000 Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on February 19, 2001.

7.

The Company’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005, (Reg. No. 000-23304) filed with the Commission on March 14, 2006.

8.

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

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Item 2.

Description of Securities.

Not applicable.

Item 3.

Interests of Named Experts and Counsel.

Not applicable.

Item 4.

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant’s request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is a party by reason of his position with the Registrant, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with a derivative action only with court approval.  A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

In accordance with subsections 136(2) and (3) of the Business Corporations Act (Ontario), the By-laws of the Registrant indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which  he is made a party by reason of being or having been a director or officer of the Registrant of such corporation, if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The directors and officers of the Registrant are covered by directors’ and officers’ insurance policies.

Item 5.

Exemption from Registration Claimed.

Not applicable.

Item 6.

Exhibits.

The following are filed as exhibits to this registration statement:

Exhibits	Description
4.1* 24.1*	Amended and Restated Stock Option Plan. Power of Attorney (included in signature page).

*

Previously filed.

Item 7.

Undertakings.

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on July 31, 2006.

DIVERSINET CORP.

By:

/s/ Nagy Moustafa

Name: Nagy Moustafa

Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes Nagy Moustafa and David Hackett, and each of them, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post effective amendment hereto.

Signature	Title	Date
/s/ Nagy Moustafa Nagy Moustafa	Chief Executive Officer and Director	July 31, 20031
/s/ David Hackett David Hackett	Chief Financial Officer, (Principal Financial Officer and Accounting Officer)	July 31, 20031
/s/ Ravi Chiruvolu Ravi Chiruvolu	Director	July 31, 20031
/s/ Mark Steinman Mark Steinman	Director	July 31, 20031
/s/ Albert Wahbe Albert Wahbe	Director	July 31, 20031
/s/ James Wigdale James Wigdale	Director	July 31, 20031

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Diversinet Corp. in the United States, on the 31st day of July 2006.

s/ Nagy Moustafa

Nagy Moustafa

Authorized U.S. Representative